Exhibit 99.1

IMAGING AUTOMATION, INC.

1996 STOCK OPTION PLAN

1. Purpose. This 1996 Stock Option Plan is intended to provide an opportunity for employees, officers, directors, consultants and other persons affiliated with the Corporation to acquire stock in the Corporation, to provide increased incentives to such persons to remain affiliated with the Corporation, to promote the success of the Corporation’s business and to encourage people to become affiliated with the Corporation through the granting of options to acquire its capital stock. Options granted under this Plan may be either Incentive Stock Options or Non-Qualified Stock Options, as hereafter defined.

2. Definitions. As used herein, the following terms will have the indicated meaning:

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Committee” means the Board of Directors or, if the Board of Directors so determines, a committee designated by the Board of Directors (which may include persons not directors) to administer the Plan.

“Corporation” means Imaging Automation, Inc.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

“Fair Market Value” means the fair market value of the Stock or other asset, as reasonably determined in good faith by the Committee, on the date as of which Fair Market Value is determined.

“Incentive Stock Option” means an option which is designated as an incentive stock option by the Committee at the time of grant and is intended to qualify as such under Section 422 of the Code.

“Non-Qualified Stock Option” means any option issued under the Plan which states that it is not intended to qualify as an Incentive Stock Option or which does not qualify as an Incentive Stock Option.

“Option” means the contractual right to purchase shares of Stock upon specified terms pursuant to this Plan.

“Parent Corporation” has the meaning specified in Section 425(e) of the Code.

“Permanent Disability” has the meaning specified in Section 22(e)(3) of the Code.

“Plan” means this Imaging Automation, Inc. 1996 Stock Option Plan.

“Stock” means the Common Stock, $.01 par value, of the Corporation.

“Subsidiary Corporation” has the meaning specified in Section 425(f) of the Code.

“Ten Percent Stockholder” means an individual who owns (within the meaning of Section 425(d) of the Code) capital stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Corporation or any Parent Corporation or Subsidiary Corporation at the time an Incentive Stock Option is granted under this Plan.

3. Stock Subject to the Plan. The aggregate number of shares of the Corporation’s Stock that may be issued and sold under the Plan shall be Five Hundred Thousand (500,000) shares. The shares to be issued upon exercise of Options granted under this Plan shall be made available, at the discretion of the Board of Directors, from (i) authorized but unissued shares, (ii) shares previously reserved for issuance upon exercise of Options which have expired or been terminated, or (iii) treasury shares and shares reacquired by the Corporation for the purpose, including shares purchased in the open market. If any Option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall become available for grant under additional Options under the Plan so long as it shall remain in effect.

4. Administration of the Plan.

(a) The Plan shall be administered by the Committee. The Committee shall serve at the pleasure of the Board of Directors, which may from time to time appoint additional members of the Committee, remove members and appoint new members in substitution for those previously appointed, and fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee, except that where grants are being made to one or more members of the Committee, a member who is the subject of a grant being presented to that meeting shall count toward the quorum but may not vote on any grant at that meeting, and a majority of the members eligible to vote shall be sufficient for any action.

(b) Subject to the express provisions of this Plan and provided that all actions taken shall be consistent with the purposes of the Plan, the Committee shall have full and complete authority and the sole discretion to: (i) determine those persons eligible under Section 5, (ii) select those persons to whom Options shall be granted under the Plan; (ii) determine the number of shares covered by and the form of the Options to be granted; (iii) determine the time or times when Options shall be granted; (iv) establish the terms and conditions upon which Options may be exercised and/or transferred, including exercise in conjunction with other awards made or compensation paid; (v) alter any restrictions or conditions upon Options; and (vi) adopt rules and regulations, establish, define and/or interpret any other terms and conditions, and make all other determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of the Plan.

(c) At the time of grant of any Option, the Committee shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. If the Option is not intended to be an Incentive Stock Option but otherwise qualifies to be such, the agreement will include a specific statement that it is not intended to qualify as an Incentive Stock Option.

(d) In making its determinations hereunder, the Committee shall take into account the nature of the services rendered or to be rendered by the recipient, their present and potential contributions to the success of the Corporation, and such other factors as the Committee, in its discretion, shall deem relevant in order to accomplish the purposes of the Plan.

5. Eligibility.

(a) Incentive Stock Options will be granted only to persons who are employees of the Corporation or of a Parent Corporation or Subsidiary Corporation and who are eligible to receive incentive stock options under the Code. Members of the Board of Directors who are not employees of the Corporation or a Parent Corporation or Subsidiary Corporation shall not be eligible to receive an Incentive Stock Option under the Plan.

(b) Subject to paragraph 11, Non-Qualified Stock Options may be granted to any employee, officer, director, or consultant, or provider of services to the Corporation or any Parent Corporation or Subsidiary Corporation or any other person approved by the Board of Directors.

6. Terms of Options and Limitations Thereon.

(a) General. Any Option granted under this Plan shall be evidenced by a written agreement between the Corporation and the Option holder and shall be upon such terms and conditions not inconsistent with this Plan as the Committee may determine.

(b) Price. The price at which any shares of Stock may be purchased pursuant to the exercise of an Option shall be determined by the Committee but may not be less than (i) par value in all cases, (ii) the Fair Market Value of the Stock on the date of grant of the Option (or, in the case of Ten Percent Stockholders, 110% of the Fair Market Value on such date) in the case of Incentive Stock Options, and (iii) such minimum amount as the Board of Directors may establish from time to time in the case of Non-Qualified Stock Options, but at any time when any class of equity security of the Corporation is registered under the Exchange Act, not less than 50% of the Fair Market Value of the Stock on the date of grant of the Non-Qualified Stock Option.

(c) Period of Option. Each Option granted under this Plan shall continue in effect for such period as the Committee shall determine; provided that no Option, or installment thereof, may have a term of more than ten years from the date of grant (five years from the date of grant in the case of Incentive Stock Options issued to Ten Percent Stockholders). No Incentive Stock Option shall be exercisable beyond three months after the date upon which the Option holder ceases to be an employee of the Corporation or a Parent Corporation or Subsidiary Corporation, except that the Committee may provide in the Incentive Stock Option that in the event of termination of employment by reason of death or Permanent Disability of the holder, the Option may be exercised by the holder or his estate for a period of up to one year after termination of employment.

(d) Other Restrictions. At the discretion of the Committee, any Options granted may be subject to restrictions on vesting or transferability or to risk of forfeiture, any of which may be accelerated or waived in the Committee’s sole discretion.

7. Exercise of Options; Payment.

(a) Options may be exercised in whole or in part at such time and in such manner as the Committee may determine and as shall be prescribed in the written agreement with each holder.

(b) The purchase price of shares of Stock upon exercise of an Option shall be paid by the Option holder in full upon exercise and may be paid as the Committee may determine in its sole discretion in any combination in (i) cash, (ii) property valued at Fair Market Value, (iii) by delivery of shares of Stock (valued at Fair Market Value at the date of purchase of the Stock subject to the

Option), but if it is an Incentive Stock Option which is being exercised, not if the shares so delivered in payment were acquired pursuant to exercise of an Incentive Stock Option and the holding period required for treatment under the Code as an Incentive Stock Option has not been met, or (iii) upon such other terms as the Committee may permit.

(c) At the discretion of the Committee, any Stock issuable upon exercise of an Option may be subject to restrictions on vesting or transferability, or to risk of forfeiture, upon the happening of such events as the Committee may determine, any of which may be accelerated or waived in the Committee’s sole discretion.

(d) No shares of Stock shall be issued or transferred upon exercise of any Option under this Plan unless and until all legal requirements applicable to the issuance or transfer of such shares and such other requirements as are consistent with the Plan have been complied with to the satisfaction of the Committee, including, without limitation, those described in Section 11 hereof.

8. Stock Adjustments.

Upon the occurrence of any of the following events, an optionee’s rights with respect to any Option granted to such optionee under this Plan shall, except as may otherwise be specifically provided in the stock option agreement relating to such Option, be adjusted as follows:

(a) If the outstanding shares of Stock shall be subdivided or combined into a greater or smaller number of shares or if Corporation shall issue any shares of Stock as a stock dividend on its outstanding Stock, the number of shares of Stock deliverable upon the exercise of such Option shall be proportionately increased or decreased (as the case may be), and appropriate adjustments shall be made in the option price per share to reflect such subdivision, combination, or stock dividend. Such changes shall be made in such manner as the Board of Directors may reasonably determine to be equitable, and any such changes so made by the Board of Directors shall be final and binding upon such optionee.

(b) In the event of a merger, consolidation, acquisition, recapitalization, or other reorganization involving the Corporation pursuant to which securities of the Corporation or of another corporation are issued with respect to the outstanding shares of the Stock, the optionee, upon exercising such Option, shall be entitled to receive for the option price paid upon such exercise the securities the optionee would have received if the optionee had exercised such Option immediately prior to such event.

(c) In the event of the sale of all or substantially all of the assets of Corporation, the dissolution of Corporation, or the adoption of a plan of liquidation of Corporation, such Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board of Directors.

(d) Except as expressly provided in this Section 8, no issuance by Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of the Shares subject to any Options granted under this Plan. Furthermore, no adjustments shall be made for dividends paid in cash or in property other than securities of the Corporation.

(e) In the event of a transaction of the type described in paragraphs (a) and (b) above, the total number of shares of Stock on which Options may be granted under this Plan shall be appropriately adjusted by the Board of Directors.

(f) Upon any transaction of the type described in paragraphs (b) and (c), any uninvested Options may be terminated.

9. Annual Limit on ISOs. The aggregate Fair Market Value (determined as of the date of grant of an Incentive Stock Option) of the stock with respect to which an Incentive Stock Option under this Plan and any other plan of the Corporation or any Parent Corporation or Subsidiary Corporation is exercisable for the first time by a participant in this Plan shall not exceed $100,000, provided that the Fair Market Value of Incentive Stock Options issued under this Plan or any other plans of the Corporation, a Parent Corporation or a Subsidiary Corporation shall be included only to the extent required by Section 422(b)(7) of the Code. For purposes of this limitation, Options shall be taken into account in the order in which granted and any Options, however designated, representing stock in excess of the $100,000 limitation shall be treated as Non-Qualified Stock Options.

10. No Rights Other Than Those Expressly Created. No person eligible to receive Options under this Plan shall have any claim or right to be granted an Option hereunder. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Option holder any right to continue to be affiliated with the Corporation, (ii) giving any Option holder any equity or interest of any kind in any assets of the Corporation, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Corporation and any such person. As to any claim for any unpaid amounts under this Plan, any person having a claim for payments shall be an unsecured creditor. No Option holder shall have any of the rights of a stockholder with respect to shares of Stock covered by an Option until such time as the Option has been exercised and payment in full has been tendered to the Corporation.

11. Securities Law Compliance.

(a) Upon exercise of an Option, the holder shall be required to make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer the shares of Stock in compliance with the provisions of applicable Federal or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of shares of Stock upon any exercise of an Option until completion of such registration or other qualification of such shares under any Federal or state laws, or stock exchange listing, as the Corporation may consider appropriate. The Corporation is not obligated to register or qualify the shares of Stock under federal or state securities laws and may refuse to issue such shares if neither registration nor exemption therefrom is practical. The Committee may require that prior to the issuance or transfer of Stock upon exercise of an Option, the recipient enter into a written agreement to comply with any restrictions on subsequent disposition that the Committee or the Corporation deems necessary or advisable under any applicable Federal and state securities laws. Certificates of Stock issued hereunder may be legended to reflect such restrictions.

(b) At such time as any class of equity security of the Corporation is registered pursuant to Section 12 of the Exchange Act, to the extent required by Rule 16b-3 under the Exchange Act, the Plan will be administered so that either (i) the Committee shall consist of at least two members of the Board of Directors none of whom is eligible or, during the one year period prior to service on the

Committee, was eligible to participate under the Plan or any substantially similar plan, or (ii) if a grant to a non-employee director, was offered uniformly to all such non-employee directors pursuant to a formula award as provided in Rule 16b-3.

12. Miscellaneous.

(a) Withholding of Taxes. Pursuant to applicable Federal, state, local or foreign laws, the Corporation may be required to collect income or other taxes upon the grant of an Option to, or exercise of an Option by, a holder. The Corporation may require, as a condition to the exercise of an Option, that the recipient pay the Corporation, at such time as the Committee or the Corporation determines, the amount of any taxes which the Committee or the Corporation may determine is required to be withheld. The Corporation may withhold shares to be received upon exercise of the Option, or an equivalent cash amount, or may accept cash payments or issued and outstanding stock in satisfaction of any such withholding requirement.

(b) Indemnity. Neither the Board of Directors nor the Committee, nor any members of either, nor any employees of the Corporation or any Parent Corporation or Subsidiary Corporation, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to the Plan, and the Corporation hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Corporation and its Parent Corporations and Subsidiary Corporations in respect of any claim, loss, damage, or expense (including counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

13. Effective Date; Amendment; Termination.

(a) The effective date of this Plan shall be the date of adoption by the Board of Directors; provided, however, that the Plan is subject to the approval of the stockholders not later than the next meeting of stockholders of the Corporation and within twelve months from the effective date of this Plan.

(b) The date of grant of any Option granted hereunder shall be the date upon which such Option shall be voted by the Committee, unless the vote expressly otherwise provides.

(c) The Board of Directors of the Corporation may at any time, and from time to time, amend, suspend or terminate this Plan in whole or in part; provided, however, that the Board of Directors may not modify the Plan in a manner requiring the approval of stockholders under the Code or under the rules under Section 16 of the Exchange Act, if applicable, without also obtaining stockholder approval of such amendment within the time required by such law or regulation.

(d) Except as provided herein, no amendment, suspension or termination of this Plan may affect the rights of any person to whom an Option has been granted without such person’s consent.

(e) Stockholder approval of this Plan or any amendment requiring stockholder approval under paragraph (c) shall mean the affirmative vote of at least a majority of the shares of capital stock present and entitled to vote at a duly held meeting of stockholders, unless a greater vote is required by state law, the Code, or the rules under Section 16 of the Exchange Act, if applicable, in which case such greater requirement shall apply. Stockholder approval may be obtained by written consent in lieu of meeting to the extent permitted by applicable state law.

(f) This Plan shall terminate ten (10) years from the earlier of the date of stockholder approval of the Plan or its effective date, and no Option shall be granted under this Plan thereafter, but such termination shall not affect the validity of Options granted prior to the date of termination.

Date of Board of Director Adoption: April 17, 1996

Date of Stockholder Approval: May 27, 1996

A true copy.

ATTEST:

Secretary